EXHIBIT 10.1
Summary Information
Director:  Name
Date of Grant:  April 8, 2008
Plan:  2008 Equity Incentive Plan (formerly 1993 Plan)
Total No. Shares subject to grant:  ____
Vesting: 100% of Shares vest on _____

2008 EQUITY INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS OF ICO, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is made as of the 1st day of April, 2008 (“Date of Grant”), between ICO, Inc., a Texas corporation (the “Company”), and __________________ (the “Director”).

RECITALS:

The Company has adopted the 2008 Equity Incentive Plan for Non-Employee Directors of ICO, Inc. (the “Plan”), a copy of which is attached hereto as Exhibit A, and all of the terms and provisions of which are incorporated herein by reference and made a part hereof. All capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

The Company has determined that it would be in the best interests of the Company and its shareholders to make the grant of stock provided for herein to the Director to recognize the Director’s value to the Company via the award of a proprietary interest in the future of the Company.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.
Grant of Restricted Stock. Subject to the terms of this Agreement, the Company hereby grants to the Director, on the terms and conditions hereinafter set forth, an aggregate of _______________ shares of Common Stock, no par value per share, of the Company (“Restricted Stock”).

2.           Date of Grant and Vesting.

A.	Date of Grant. The effective date of the grant of Restricted Stock shall be the Date of Grant.

B.
Vesting Date. One hundred percent (100%) of the shares of Restricted Stock granted to the Director hereunder, subject to the other terms and conditions set forth herein, shall become vested on ___________.

C.
Termination of Service on the Board of Directors. Except as provided in Section 2.D. below, and subject to Sections 7.3(d) and 8.2(b) of the Plan, upon the Director’s termination of service on the Board of Directors, any shares of Restricted Stock that have not vested shall be forfeited to the Company without consideration.

D.
Termination of Service on the Board of Directors Due to Death.  In the event that the Director’s service on the Board of Directors terminates because of the death or Permanent Disability (as defined in Section 2.1(u) of the Plan) of the Director, all shares of Restricted Stock granted to the Director hereunder shall vest immediately upon the date of termination of service as a Director.

3.
Restrictions on Transfer.  The Director shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Restricted Stock or the Director’s rights under this Agreement before the Vesting Date.  Under no circumstances shall any sale or other transfer of any shares of Restricted Stock be valid unless and until the shares proposed to be sold or transferred are fully vested.

A.
Stop-Transfer Notices. The Director agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

B.
Refusal to Transfer. The Company shall not be required (i) to transfer on its books any shares of Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

4.	Distributions. The Director shall receive distributions on the Director’s shares of Restricted Stock prior to the date such shares have become vested under Section 2 above.

5.
Notices; Deliveries. Any notice or delivery required to be given under the terms of this Agreement shall be addressed to the Company at its principal office, and any notice or delivery to be given to the Director shall be addressed to the Director at the address given by the Director beneath the Director’s signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

6.
Disputes. As a condition of the granting of the Restricted Stock hereby, the Director and the Director’s heirs and successors agree that any dispute or disagreement that may arise hereunder shall be determined by the Company’s Board of Directors (or, at the Board of Directors’ election, the Committee that administers the Plan, if any), in its sole discretion and judgment.

7.           Uncertificated Form.

A.
The shares of Restricted Stock granted hereby shall be issued in uncertificated form.  The Restricted Stock will be recorded in the name of the Director on the books and records of the Company’s transfer agent (“Book Entry”) and noted as restricted.  Such shares may not be transferred or otherwise disposed of without the prior consent and authorization of the Company.

B.
Within a reasonable time after the vesting restrictions set forth in Section 2 have lapsed or are removed by the Committee, the Company will either (i) cause the applicable Book Entry to be transferred to unrestricted form or (ii) deliver to the Director a certificate representing the Restricted Stock, free of any restrictions. The issuance of such certificate or the transfer of the applicable Book Entry to unrestricted form shall not affect any restrictions upon the transferability of such shares pursuant to applicable law or otherwise.

8.
Restricted Stock Subject to Plan. The Restricted Stock granted hereby is subject to the Plan. If a conflict exists between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

9.	Miscellaneous.

A.	The Director acknowledges that each date on which a portion of the shares of Restricted Stock becomes vested will result in the imposition of income taxes on the Director.

B.
The Director shall be solely responsible for payment of any federal, state or local taxes, except in the case that the Company is required to withhold any such taxes, in which case the Director hereby agrees that (i) the Company may withhold from the Director any payment or consideration to be paid to the Director by the Company, for any tax which the Company believes is required to be withheld with respect to any benefit under the Plan or this Agreement, or, in lieu thereof, to retain, or sell without notice, a sufficient number of shares of stock to cover the amount required to be withheld, and to hold as security for the amount to be withheld any property otherwise distributable to the Employee under the Plan until the amounts required to be withheld have been so withheld; and (ii) the Director will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local tax, withholding requirements or like requirements.

C.	This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

D.	The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

E.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which collectively shall constitute a single instrument.  Furthermore, an executed facsimile or electronic copy of this Agreement shall be effective and enforceable to the extent an original executed Agreement would be.

F.
If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

G.
Within 30 days after the date of this Agreement, the Director may make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

IN WITNESS WHEREOF, the Company has, as of the date first above written, caused this Agreement to be executed on its behalf by its authorized officer and the Director has hereunto set the Director’s hand as of the date first above written.

ICO, INC.

By:

Its:

DIRECTOR SIGNATURE PAGE
TO RESTRICTED STOCK AGREEMENT

Director Name:

Signature:

Address:

EXHIBIT A

[Attach 2008 Equity Incentive Plan Document]